As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lightning eMotors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-4605714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 14th Street SW, Suite A100, Loveland, Colorado	80537
(Address of Principal Executive Offices)	(Zip Code)

Lightning eMotors, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Timothy Reeser

Chief Executive Officer

Lightning eMotors, Inc.

815 14th Street SW, Suite A100

Loveland, Colorado 80537

(Name and address of agent for service)

(800) 223-0740

(Telephone number, including area code, of agent for service)

Copies to:

Sarah K. Solum, Esq.

Pamela L. Marcogliese, Esq.

Freshfields Bruckhaus Deringer US LLP

2710 Sand Hill Road

Menlo Park, CA 94025

(650) 618-9250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 3,753,132 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Lightning eMotors, Inc. (the “Company”) pursuant to the Lightning eMotors, Inc. 2021 Equity Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 12, 2021 (File No. 333-257847) is incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously filed registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by the Company with the Commission on March 30, 2022;

●	The Company’s Current Reports on Form 8-K filed with the Commission on January 4, 2022 and February 1, 2022; and

●	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-39283), filed with the Commission on May 4, 2020, pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description
3.1

Second Amended and Restated Certificate of Incorporation of Lightning eMotors, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2021)

3.2

Amended and Restated Bylaws of Lightning eMotors, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2021)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 filed with the Securities and Exchange Commission on June 21, 2021).
5.1*	Opinion of Freshfields Bruckhaus Deringer US LLP
10.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 filed on the Company’s Current Report on Form 8-K, filed by the Company on May 12, 2021)
23.1*	Consent of Freshfields Bruckhaus Deringer US LLP (contained in Exhibit 5.1)
23.2*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on March 31, 2022.

Lightning eMotors, Inc.

By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Timothy Reeser and Teresa Covington and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy Reeser	Chief Executive Officer and Director	March 31, 2022
Timothy Reeser	(Principal Executive Officer)

/s/ Teresa Covington	Chief Financial Officer	March 31, 2022
Teresa Covington	(Principal Financial and Accounting Officer)

/s/ Robert Fenwick-Smith	Director	March 31, 2022
Robert Fenwick-Smith

/s/ Thaddeus Senko	Director	March 31, 2022
Thaddeus Senko

/s/ Diana Tremblay	Director	March 31, 2022
Diana Tremblay

/s/ Bruce Coventry	Director	March 31, 2022
Bruce Coventry

/s/ Kenneth Jack	Director	March 31, 2022
Kenneth Jack